UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
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☐	Soliciting Material Pursuant to §240.14a-12
NovaStar Financial, Inc.

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NOVASTAR FINANCIAL, INC.
2114 Central Street, Suite 600
Kansas City, MO 64108
(816) 237-7000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of NovaStar Financial, Inc., a Maryland corporation (the “Company”), to be held on Thursday, July 21, 2011 at 10:00 a.m., Central Time, at the Hyatt Regency Crown Center Hotel, 2345 McGee Street, Kansas City, Missouri 64108, for the following purposes:

1. To elect two Class III directors to serve until the annual meeting of stockholders to be held in 2014 and until their successors are elected and qualify;

2. To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; and

3. To transact such other business as may properly come before the annual meeting and any postponement or adjournment thereof.

The Company’s Board of Directors intends to present Howard M. Amster and Barry A. Igdaloff as nominees for election to the Board of Directors. A proxy statement describing the matters to be considered at the annual meeting is attached to this notice. The Board of Directors has fixed the close of business on April 28, 2011 as the record date for determination of stockholders entitled to notice of, and to vote at, the annual meeting and any postponement or adjournment thereof.

By Order of the Board of Directors

/s/  Rodney E. Schwatken
Rodney E. Schwatken
Chief Financial Officer,
Chief Accounting Officer and Secretary

Kansas City, Missouri
June 16, 2011

YOUR VOTE IS IMPORTANT

PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR AUTHORIZE A PROXY TO VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET AS INSTRUCTED ON THE PROXY CARD. YOUR VOTE IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU RETURNED A PROXY.

NOVASTAR FINANCIAL, INC.
2114 Central Street, Suite 600
Kansas City, MO 64108
(816) 237-7000

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 21, 2011

To Our Stockholders:

The Board of Directors of NovaStar Financial, Inc., a Maryland corporation (“NovaStar Financial” or the “Company”), is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of stockholders to be held on Thursday, July 21, 2011 at 10:00 a.m., Central Time, at the Hyatt Regency Crown Center Hotel, 2345 McGee Street, Kansas City, Missouri 64108. This proxy statement, the accompanying proxy card and the notice of annual meeting are being provided to stockholders beginning on or about June 16, 2011.

GENERAL INFORMATION

Record Date and Voting Rights

Holders of shares of NovaStar Financial’s common stock, par value $0.01 per share (the “Common Stock”), and holders of NovaStar Financial’s 9.00% Series D1 Mandatory Convertible Preferred Stock, par value $0.01 per share (the “Series D1 Preferred Stock”), in each case at the close of business on April 28, 2011, the record date, are entitled to notice of, and to vote at the annual meeting. On that date, 9,368,053 shares of Common Stock and 2,100,000 shares of Series D1 Preferred Stock were outstanding.

Each holder of Common Stock is entitled to one vote for each share of Common Stock held as of the record date. Each holder of Series D1 Preferred Stock is entitled to one vote for each share of Common Stock into which the Series D1 Preferred Stock held as of the record date is convertible, in the aggregate. The outstanding Series D1 Preferred Stock is convertible into 1,875,000 shares of Common Stock, in the aggregate. Consequently, the aggregate number of votes entitled to be cast at the annual meeting is 11,243,053.

Proposed Recapitalization of Preferred Stock

As described in the Company’s Form S-4 Registration Statement, as amended (Registration No. 333-171115) (the “Form S-4”) filed with the Securities and Exchange Commission (the “SEC”), the Company has proposed to recapitalize the outstanding shares of its 8.90% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”) and its Series D1 Preferred Stock.

Upon the terms and subject to the conditions set forth in the Form S-4 and the related Letter of Transmittal and the instructions thereto, the Company is proposing to exchange, for each outstanding share of Series C Preferred Stock, at the election of the holder, either:

3 shares of newly-issued Common Stock and $2.00 in cash; or

19 shares of newly-issued Common Stock (the “Series C Offer”).

The elections made by the holders of the Series C Preferred Stock will be subject to allocation and proration procedures intended to ensure that, in the aggregate, 43,823,600 newly-issued shares of Common Stock and $1,623,000 in cash (plus such other cash that is needed to cash out fractional shares) will be issued to the holders of the Series C Preferred Stock. The Series C Offer is subject to other closing conditions, such as the acceptance of the Series C Offer by at least two-thirds of the outstanding shares of Series C Preferred Stock and the requisite affirmative vote of shareholders in support of certain aspects of the recapitalization.

The proposed Series C Offer is part of a larger recapitalization of the Company, whereby the holders of the Company’s Series D1 Preferred Stock have agreed to exchange their stock for an aggregate of 37,161,600 newly-issued shares of Common Stock and $1,377,000 in cash (the “Series D Exchange”), as described in the Company’s Form 8-K, dated December 10, 2010, filed with the SEC. The closing of the Series D Exchange is contingent upon the closing of the Series C Offer by not later than June 30, 2011 and the satisfaction of other conditions.

The closing of the Series C Offer and the Series D Exchange will be subject to multiple conditions that are beyond the Company’s control, and we cannot provide any assurance that these conditions will be satisfied or that the Series C Offer and the Series D Exchange will close.

If the Series C Offer and the Series D Exchange close, immediately thereafter, 90,353,253 shares of Common Stock would be outstanding. Though the shares of Common Stock outstanding will increase and the Series D1 Preferred Stock will be eliminated upon the closings of the Series C Offer and Series D Exchange, which closings may occur before the annual meeting, only the holders of Common Stock and Series D1 Preferred Stock as of April 28, 2011 will be entitled to vote at the annual meeting, and this right to vote will not be affected by the recapitalization if it occurs. Each holder of Common Stock would be entitled to one vote for each share of Common Stock held as of April 28, 2011 and each holder of Series D1 Preferred Stock would be entitled to one vote for each share of Common Stock into which the Series D1 Preferred Stock held as of the record date is convertible, in the aggregate. At the 2011 annual meeting of stockholders, the holders of Series D1 Preferred Stock will not be entitled to vote any of the Common Stock received as part of the Series D Exchange, nor will any holders of Series C Preferred Stock be entitled to vote any of the Common Stock received as part of the Series C Offer.

The Series C Offer has not commenced.  This disclosure does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any related vote or approval. In connection with the proposed Series C Offer, the Company has filed a Registration Statement on Form S-4 that contains a proxy statement, consent solicitation and prospectus and a Schedule TO/13E-3 that contains related Series C Offer materials with the SEC on December 10, 2010, each of which have been subsequently amended. The Registration Statement has not yet become effective. The Company will mail the proxy statement/consent solicitation/prospectus and related Series C Offer materials to the holders of its Series C Preferred Stock who are eligible to participate in the Series C Offer, if and after the Registration Statement is declared effective. Such holders are urged to carefully read the proxy statement/consent solicitation/prospectus and related Series C Offer materials because they contain important information.

In connection with the solicitation of proxies from holders of Common Stock for the proposed amendments to its charter, the Company filed a preliminary proxy statement with the SEC on April 22, 2011. When completed, the definitive proxy statement and accompanying proxy card will be mailed to holders of Common Stock entitled to vote. Stockholders are urged to read the proxy statement and other relevant materials as they become available because they will contain important information.

The Registration Statement, Schedule 13E-3/TO and proxy statement will be available for free on the SEC’s website, www.sec.gov. The proxy statement/consent solicitation/prospectus included in the Registration Statement and additional copies of the proxy statement will be available for free from the Company for the applicable stockholders of the Company.

Voting of Proxies

If you are not planning on attending the annual meeting to vote your shares in person, your shares of Common Stock or Series D1 Preferred Stock cannot be voted until either a signed proxy card is returned to the Company or voting instructions are submitted by using the Internet or by calling a specifically designated telephone number. Specific instructions for stockholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card.

Shares of stock represented by properly executed proxies received in time for the annual meeting will be voted in accordance with the choices specified in the proxies. Unless contrary instructions are indicated on the proxy:

•	shares will be voted FOR the election of the nominees named in this proxy statement as Class III directors;

•	shares will be voted FOR the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2011.

The management and the Board of Directors know of no matters to be brought before the annual meeting other than as set forth herein. To date, NovaStar Financial has not received any stockholder proposals. If any other matter of which the management and Board of Directors are not now aware is properly presented to the stockholders for action, it is the intention of the proxy holders to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

Revocability of Proxy

The giving of the enclosed proxy does not preclude the right to vote in person should the stockholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to the Corporate Secretary that the proxy is revoked, by presenting a later-dated proxy, or by attending the annual meeting and voting in person.

Solicitation of Proxies

The costs of this solicitation by the Board of Directors will be borne by the Company. Proxy solicitations will be made by mail and also may be made by personal interview, telephone, facsimile transmission and telegram. Banks, brokerage house nominees and other fiduciaries are requested to forward the proxy soliciting material to the beneficial owners and to obtain authorization for the execution of proxies. NovaStar Financial will, upon request, reimburse those parties for their reasonable expenses in forwarding proxy materials to the beneficial owners. NovaStar Financial may engage an outside firm to solicit votes. If such a firm is engaged subsequent to the date of this proxy statement, the cost is estimated to be less than $10,000, plus reasonable out-of-pocket expenses.

Broker Non-Votes

If the shares you own are held in “street name” by a bank, brokerage firm or other nominee, your nominee, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your nominee provides to you. If you do not give instructions to your nominee, your nominee will determine whether it has discretionary authority to vote your shares. Recent changes in regulations now prohibit nominees from voting shares in elections of directors unless the beneficial owners indicate how the shares are to be voted. Therefore, unlike in prior years, unless you instruct your nominee on how to vote your shares with respect to the election of directors, your nominee will be prohibited from voting on your behalf. As such, it is critical that you cast your vote if you want it to count in the election of directors at the annual meeting. Your nominee will, however, continue to have discretionary authority to vote uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm.

Votes Required for Approval of Proposals

The presence, in person or by proxy, of stockholders entitled to cast a majority of all of the votes entitled to be cast (including the Series D1 Preferred Stock on an as-converted into Common Stock basis) constitutes a quorum for the transaction of business at the annual meeting. Both abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

Proposal 1:  The vote of a plurality of all of the votes cast at the annual meeting (at which a quorum is present) is required for the election of Class III directors. For purposes of the election of Class III directors, broker non-votes and abstentions will be excluded entirely and will have no effect on the result of the vote.

Proposal 2:  The affirmative vote of a majority of the votes cast at the annual meeting (at which a quorum is present) is required for ratification of the independent registered public accounting firm. For purposes of the vote on the ratification of the independent registered public accounting firm, abstentions will have the same effect as a vote against the proposal.

Voting by Shares Held in the 401(k) Plan

If you participate in the NovaStar Financial, Inc. 401(k) plan and your account has investments in shares of the Company’s Common Stock, you must provide voting instructions to the plan trustee (either via the proxy card or by Internet or telephone) no later than 11:59 P.M., Eastern Time, on July 20, 2010 in order for your shares to be voted as you instruct. If no voting instructions are received by the plan trustee, your 401(k) shares will be voted by the plan administrator in accordance with the recommendations of the Board of Directors. Your voting instructions will be held in strict confidence.

Appraisal Rights and the Right to Petition for Fair Value

Neither the holders of Common Stock nor the holders of Series D Preferred Stock (the “Series D Holders”) will have appraisal rights, or any contract right to petition for fair value, with respect to any matter to be acted upon at the annual meeting. The Company will not independently provide such a right.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on July 21, 2011:

This proxy statement and our annual report to stockholders are also available to you at http://www.novastarfinancial.com/Documents/ProxyAnnual2011.pdf.

PROPOSAL 1 — ELECTION OF CLASS III DIRECTORS

The Board of Directors is divided into three classes, designated Class I, Class II and Class III, with one class standing for election at the annual meeting of stockholders each year. A director elected by stockholders shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor is elected and qualifies, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Two Class III directors will be elected at this year’s annual meeting. Their terms will expire upon the 2014 annual meeting. The nominees for Class III directors are set forth below.

Currently, in addition to the classified directors, two directors serve on the Board of Directors who were elected by the holders of the Company’s Series C Preferred Stock pursuant to the Articles Supplementary to the Company’s Charter that established the Series C Preferred Stock. The terms of the Series C Preferred Stock provide that whenever dividends on the Series C Preferred Stock are in arrears for six or more quarters (whether or not consecutive) the holders of the Series C Preferred Stock have the right to elect two additional directors to the Board of Directors (the “Series C Directors”). On March 17, 2009, the Company notified the holders of the Series C Preferred Stock that the Company would not make its scheduled dividend payment on the Series C Preferred Stock due March 31, 2009, and as of such date, dividends on the Series C Preferred Stock would be in arrears for six or more quarters and the holders of the Series C Preferred Stock had the right to elect, as a separate class, two additional directors to the Company’s Board of Directors to serve as Series C Directors until such time as all accrued dividend have been paid. The notice included a Series C Director Nomination Form permitting holders of the Series C Preferred Stock to make nominations for the election of the Series C Directors to occur by vote of the holders of the Series C Preferred Stock at the Company’s 2009 Annual Shareholder Meeting. At the meeting, the holders of the Series C Preferred Stock elected Howard M. Amster and Barry A. Igdaloff as Series C Directors to serve until all dividends accumulated on the Series C Preferred Stock for the past dividend periods and the then current dividend period have been paid in full or authorized and a sum sufficient for the payment thereof has been set aside for payment.

As part of the Series C Offer which is described in the “Proposed Recapitalization of Preferred Stock” subsection of the “General Information” section above, despite the fact that all dividends accumulated on the Series C Preferred Stock will not have not been paid, the Series C Directors will not automatically continue to serve on the Board of Directors. Immediately upon the closing of the Series C Offer, Donald Berman, a current Class III Director, intends to resign from the Board of Directors and from service on all Board of Directors committees. Further, within five days of the closing of the Series C Offer, the Company will file Articles of Amendment and Restatement with the Secretary of State of Maryland as described in the Form S-4. Upon the filing of the Articles of Amendment and Restatement, the Company will be comprised of four classified directors (Messrs. Anderson, Barmore, Burtscher and Mehrer), and Messrs. Amster and Igdaloff will no longer serve on the Board of Directors. Immediately following the filing of the Articles of Amendment and Restatement, however, the Board of Directors intends to increase the classified Board of Directors positions from four to six and appoint Messrs. Amster and Igdaloff to fill the newly-created vacancies until the 2011 annual meeting of shareholders.

Pursuant to a Voting Agreement, dated December 10, 2010, between the Company and the Series C Directors, which agreement is part of the Series D Exchange, the Company agreed to present Messrs. Amster and Igdaloff as the Class III Director nominees, and Messrs. Amster and Igdaloff agreed to accept their nomination. See “Agreements and Transactions with the Series C Directors” in the “Review and Approval of Transaction with Related Parties; Related Party Transactions” section of this proxy statement.

The proxy holders intend to vote all proxies received by them in the accompanying form for Messrs. Amster and Igdaloff unless otherwise specified by the stockholder. In the event that either Mr. Amster or Mr. Igdaloff is unable to serve as a Class III director at the time of the annual meeting, the proxies will be voted for the nominee who shall be designated by the current Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for Messrs. Amster and Igdaloff and against any other nominee. Each nominee has agreed to serve as a director if elected, and as of the date of this proxy statement, the Board of Directors is not aware that either nominee is unable to serve as director. The election to the Board of Directors of the nominees identified in the proxy statement will require a plurality of all votes cast at the annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE NOMINEES IDENTIFIED BELOW:

Name	Position with NovaStar Financial, Inc.

Howard M. Amster	Class III Director
Barry A. Igdaloff	Class III Director

Nominees and Directors

Set forth below is certain information regarding each nominee for director and continuing director of the Company. Because Mr. Berman will not continue to serve on the Board of Directors beyond the 2011 annual meeting, his information is not presented below. The information presented includes information provided to the Company by each nominee and director including such person’s name, age, principal occupation and business experience for at least the past five years, the names of other publicly-held companies of which such person currently serves as a director or has served as a director during the past five years and the year in which the nominee first became a director of the Company.

In addition to the information presented below regarding the specific experience, qualifications, attributes and skills of each nominee and director that led the Board of Directors to the conclusion that such person should serve as a director, the Board of Directors also believes that all of the nominees and directors have a reputation for high personal and professional ethics, integrity, values and character. Each nominee and director brings a strong and unique background and set of skills to the Board of Directors giving the Board of

Directors as a whole competence and experience in a wide variety of areas, including corporate governance and board service, executive management, law and regulation, accounting and finance, and risk assessment. They have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and the Board of Directors. Each nominee and director is committed to achieving, monitoring and improving on the Company’s business strategy.

Class III Nominees — Terms Expiring 2014

Howard M. Amster, age 63, is an owner and operator of multiple real estate investments. Since March 1998, Mr. Amster has served as President of Pleasant Lake Apts. Corp., the corporate general partner of Pleasant Lake Apts. Limited Partnership. Mr. Amster also serves as a director of Maple Leaf Financial, Inc., the holding company for Geauga Savings Bank, and newAX, Inc. (formerly Astrex, Inc.) and since 2000, has served as a Principal with Ramat Securities Ltd., a securities brokerage firm. From 1992 to 2000, Mr. Amster was an investment consultant with First Union Securities (formerly EVEREN Securities and formerly Kemper Securities). Mr. Amster has been a member of the Board of Directors since 2009.

The Board of Directors believes Mr. Amster’s qualifications to serve on the Board of Directors include his investment experience and his service on multiple boards of directors.

Barry A. Igdaloff, age 56, has served as the sole proprietor of Rose Capital, a registered investment advisor in Columbus, Ohio, since 1995. Mr. Igdaloff has been a director of Dynex Capital, Inc. since 2000, and is a member of its audit committee and nominating and corporate governance committee. Previously, Mr. Igdaloff was a director of Guest Supply, Inc. prior to its acquisition by Sysco Foods in 2001. Prior to entering the investment business, Mr. Igdaloff was an employee of Ernst & Whinney’s international tax department. Mr. Igdaloff is a non-practicing CPA and a non-practicing attorney. Mr. Igdaloff has been a member of the Board of Directors since 2009.

The Board of Directors believes Mr. Igdaloff’s qualifications to serve on the Board of Directors include his financial expertise, his years of experience as an investment advisor, attorney, and CPA and his service on multiple boards of directors.

Class I Directors — Terms Expiring 2012

Art N. Burtscher, age 60, has been a member of the Board of Directors since 2001. Since 2004, Mr. Burtscher has been Chairman of McCarthy Group Advisors, L.L.C., an Omaha, Nebraska, investment advisory firm. McCarthy Group Advisors, L.L.C. was acquired by Westwood Holdings Group, Inc. (“Westwood”) in November 2010. Mr. Burtscher remains with Westwood as Senior Vice President. From 2000 to 2004, he was President of McCarthy Group Asset Management. From 1988 to 2000, Mr. Burtscher served as President and Chief Executive Officer of Great Western Bank in Omaha, Nebraska. Mr. Burtscher also serves on the board of directors of NIC, Inc., an Overland Park, Kansas eGovernment service provider, is its lead independent director and is a member of the audit committee. Additionally, Mr. Burtscher serves on the boards of directors of AmeriSphere Multi-Family Finance, L.L.C., The Durham Museum, SilverStone Group, Jet Linx, United Way of the Midlands Foundation and Methodist Health System. He is also a consultant to the board of Olsson & Associates and is a trustee for DLR Group.

The Board of Directors believes that Mr. Burtscher’s qualifications to serve on the Board of Directors include his experience in the financial services industry, his extensive knowledge of financial, business and investment matters and his service on numerous boards of directors. Mr. Burtscher’s term will expire in 2012.

Edward W. Mehrer, age 72, has been a member of the Board of Directors since 1996. Mr. Mehrer served as Interim President & Chief Executive Officer of Cydex, Inc., a pharmaceutical company based in Overland Park, Kansas, from November 2002 through June 2003, and as its Chief Financial Officer from November 1996 through December 2003. Prior to joining Cydex, Mr. Mehrer was associated with Hoechst Marion Roussel, formerly Marion Merrell Dow, Inc., an international pharmaceutical company (“Marion”). From December 1991 to December 1995, he served as Executive Vice President and Chief Financial and Administrative Officer of Marion and a director and member of its executive committee. From 1976 to 1986,

Mr. Mehrer was a partner with the public accounting firm of Peat, Marwick, Mitchell & Co., a predecessor firm to KPMG LLP, in Kansas City, Missouri. Mr. Mehrer also serves on the Board of Directors of FBL Financial Group, Inc., a Des Moines, Iowa insurance company, and is a member of both the audit committee and the nominating and governance committee.

The Board of Directors believes that Mr. Mehrer’s qualifications to serve on the Board of Directors include his experience as a practicing CPA and his executive level experience and board service for multiple public companies. Mr. Mehrer’s term will expire in 2012.

Class II Directors — Terms Expiring 2013

W. Lance Anderson, age 50, is a co-founder, Chairman of the Board of Directors and Chief Executive Officer (“CEO”) of NovaStar Financial, and has been a member of the Board of Directors since 1996. Prior to Mr. Anderson’s appointment as CEO, he served as President and Chief Operating Officer. Prior to joining NovaStar Financial, Mr. Anderson served as Executive Vice President of Dynex Capital, Inc., formerly Resource Mortgage Capital, Inc., a New York Stock Exchange-listed real estate investment trust (“Dynex”). In addition, Mr. Anderson was President and Chief Executive Officer of Dynex’s single-family mortgage operation, Saxon Mortgage.

The Board of Directors believes Mr. Anderson’s qualifications to sit on the Board of Directors and serve as its Chairman include his extensive executive and operational experience and his detailed knowledge, as co-founder and an executive officer, of the Company and its development. Mr. Anderson’s term on the Board of Directors will expire in 2013.

Gregory T. Barmore, age 69, has served on the Board of Directors since 1996. Mr. Barmore is Chairman of the Board of Directors of ICO, Inc., a Houston, Texas based plastics products company and is a member of its audit committee and governance and nominating committee. In 1997, Mr. Barmore retired as Chairman of the Board of Directors of GE Capital Mortgage Corporation (“GECMC”), a subsidiary of General Electric Capital Corporation headquartered in Raleigh, North Carolina. In that capacity, he was responsible for overseeing the strategic development of GECMC’s residential real estate-affiliated financial business, including mortgage insurance, mortgage services and mortgage funding. Prior to joining GECMC in 1986, Mr. Barmore was Chief Financial Officer of Employers Reinsurance Corporation, one of the nation’s largest property and casualty reinsurance companies.

The Board of Directors believes that Mr. Barmore’s qualifications to serve on the Board of Directors include his executive level experience, financial expertise, and service on multiple boards of directors. Mr. Barmore’s term will expire in 2013.

None of the executive officers or directors of the Company were convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), nor has any such person been a party to a judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. All the executive officers and directors of the Company are U.S. citizens.

CORPORATE GOVERNANCE AND RELATED MATTERS

Director Independence

A majority of the directors of the Board of Directors must meet the criteria for independence as established by the Board of Directors. The Company’s criteria provides that a director will not qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company. The Board of Directors has adopted, upon recommendation from the Nominating and Corporate Governance Committee, a set of categorical standards to form the basis for the Board of Directors’ independence determinations (the “Director Independence Standards”). Although the

Company’s securities are no longer listed on the New York Stock Exchange, the Director Independence Standards are substantively the same as those provided for in the rules of the New York Stock Exchange.

The Nominating and Corporate Governance Committee and the Board of Directors have evaluated the relationships between each director nominee or director (and his or her immediate family members and related interests) and the Company and its subsidiaries. As a result of this evaluation, the Board of Directors has affirmatively determined, upon recommendation from the Nominating and Corporate Governance Committee, that each of the following director nominees or current directors has no material relationship with the Company and is independent under the Director Independence Standards: Gregory T. Barmore, Donald M. Berman, Art N. Burtscher, Edward W. Mehrer, Howard M. Amster and Barry A. Igdaloff.

Board of Directors Leadership Structure

W. Lance Anderson, the Company’s Chief Executive Officer, serves as the Chairman of the Board of Directors. The Board of Directors has combined the roles of Chairman of the Board of Directors and Chief Executive Officer in Mr. Anderson because it believes that this structure enables the Company to most effectively pursue its business strategy and allows Mr. Anderson to more effectively represent the Company with its various constituents. Additionally, Mr. Anderson’s in-depth knowledge of the Company and its business provides the Board of Directors with the leadership needed to set the strategic focus and direction for the Company. At the same time, the Board of Directors’ Lead Independent Director role provides an effective means for the independent directors to exercise appropriate independent oversight of management.

Lead Independent Director

Gregory T. Barmore currently serves as the Company’s Lead Independent Director. The primary responsibilities of the Lead Independent Director are to:

•	Approve an appropriate schedule of the Board of Directors’ meetings, seeking to ensure the independent directors can perform their duties responsibly while not interfering with the flow of the Company’s operations;

•	Review agendas for the Board of Directors and committee meetings;

•	Assess the quality, quantity and timeliness of the flow of information from management that is necessary for the independent directors to effectively and responsibly perform their duties, and although management is responsible for the preparation of materials for the Board of Directors, the Lead Independent Director may specifically request the inclusion of certain material;

•	Whenever appropriate, direct the retention of consultants who report directly to the Board of Directors;

•	Assist the Board of Directors and the Company’s officers in assuring compliance with and implementation of the Corporate Governance Guidelines and be principally responsible for recommending revisions to the Corporate Governance Guidelines;

•	Coordinate an agenda for the Board of Directors’ independent directors;

•	Evaluate, along with the members of the Compensation Committee and the full Board of Directors, the Chief Executive Officer’s performance and meet with the Chief Executive Officer to discuss the Board of Directors’ evaluation; and

•	Review the membership and performance of the various Board of Directors Committees and Committee Chairs.

The Lead Independent Director is elected annually for a maximum tenure of three years. The performance of the Lead Independent Director is evaluated annually by the Board of Directors and where the Lead Independent Director is not sufficiently active or successful in providing meaningful leadership for the Board of Directors, the Lead Independent Director will be replaced.

Board of Directors Attendance and Annual Meeting Policy

During 2010, there were ten meetings of the Board of Directors. Each director participated in at least 75% of the meetings of the Board of Directors and the committees on which he served during the periods for which he has been a director or committee member. Independent directors are not expected to attend the annual shareholders meetings. Two directors attended the 2010 annual meeting of stockholders.

Standing Board of Directors Committee Membership and Meetings

The Board of Directors has three standing committees: Audit, Nominating and Corporate Governance and Compensation. The Nominating and Corporate Governance Committee makes recommendations to the Board of Directors concerning committee memberships and appointment of chairpersons for each committee, and the Board of Directors appoints the members and chairpersons of each committee. The size of each committee will be reduced by one member upon Mr. Berman’s resignation from the Board of Directors upon the closing of the proposed Series C Offer, if it closes. Descriptions of the committees are provided below. These descriptions are qualified in their entirety by the full text of the written committee charters that may be found on the Company’s website as described below.

•	Audit Committee. The Audit Committee of the Board of Directors consists of five directors, all of whom are independent under the Director Independence Standards and other SEC rules and regulations applicable to audit committees. The following directors are currently members of the Audit Committee: Gregory T. Barmore, Donald M. Berman, Art N. Burtscher, Barry Igdaloff and Edward M. Mehrer, who serves as the chairman. The Board of Directors has determined that Edward W. Mehrer qualifies as an audit committee financial expert, as such term is defined by Item 407(d)(5)(ii) of Regulation S-K of the Securities Exchange Act of 1934, as amended. During 2010, the Audit Committee met four times.

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to: (i) the integrity of the Company’s financial statements and financial reporting process and its system of internal accounting and financial controls, (ii) the performance of the internal audit function, (iii) the performance of the independent auditors, which would include an evaluation of the independent auditor’s qualifications and independence, (iv) the Company’s compliance with legal and regulatory requirements, including disclosure controls and procedures, and (v) the preparation of an Audit Committee report to be included in the Company’s annual proxy statement.

•	Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee of the Board of Directors consists of four directors, all of whom are independent under the Director Independence Standards. The following directors are currently members of the Nominating and Corporate Governance Committee: Gregory T. Barmore, Donald T. Berman, Art N. Burtscher and Edward M. Mehrer, with Mr. Burtscher serving as the chairman. The Nominating and Corporate Governance Committee met two times during 2010.

The purpose of the Nominating & Corporate Governance Committee is to: (i) identify individuals qualified to become Board of Directors members consistent with the criteria established by the Board of Directors, (ii) recommend to the Board of Directors the director nominees for the next annual shareholders meeting, (iii) lead the Board of Directors in the annual review of the Board of Directors’ performance and the review of management’s performance, and (iv) shape the corporate governance policies and practices including developing a set of corporate governance principles applicable to the Company and recommending them to the Board of Directors.

•	Compensation Committee. The Compensation Committee of the Board of Directors consists of five directors, all of whom are independent under the Director Independence Standards and SEC rules and regulations applicable to compensation committees. The following directors are currently members of the Compensation Committee: Gregory T. Barmore, Donald T. Berman, Art N. Burtscher, Edward M. Mehrer and Howard M. Amster, with Mr. Barmore serving as the chairman. The Committee is scheduled to meet quarterly, and more frequently as circumstances dictate. During 2010, the Compensation Committee met two times.

The responsibilities of the Compensation Committee are set forth in its charter and include: (i) review and approve the goals, objectives and compensation structure for our Chief Executive Officer and senior management; (ii) review, approve and recommend to the Board of Directors any new incentive-compensation and equity-based plans that are subject to Board of Directors approval and (iii) approve any required disclosure on executive officer compensation for inclusion in the Company’s annual proxy statement and annual report on Form 10-K. The Compensation Committee also reviews and approves the compensation structure for the Board of Directors. The Compensation Committee may delegate certain of its authority to a subcommittee comprised of one or more members of the Compensation Committee.

Special Committee

On May 11, 2010, the Board of Directors appointed a special committee of disinterested directors (the “Special Committee”) to explore a potential recapitalization of the Company. See the “Proposed Recapitalization of Preferred Stock” subsection of the “General Information” section of this proxy statement. The Special Committee is comprised entirely of directors who own neither Series C Preferred Stock nor Series D Preferred Stock, and who were not elected by holders of Series C Preferred Stock or Series D Preferred Stock as a class. Serving on the Special Committee is Messrs. Barmore, Burtscher and Mehrer. The Special Committee met four times in 2010 and met once in 2011.

Corporate Governance Documents

The Company’s Corporate Governance Guidelines, Code of Conduct, and charters of the Company’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committees may be obtained from the corporate governance section of our website (www.novastarfinancial.com). The Company will also provide copies of these documents free of charge to any stockholder who sends a written request to: NovaStar Financial, Inc., Investor Relations, 2114 Central Street, Suite 600, Kansas City, MO 64108.

The Code of Conduct applies to all employees. We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of our Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions by disclosing such matters on our website within four business days.

Our investor relations contact information follows:

Investor Relations
2114 Central Street
Suite 600
Kansas City, MO 64108
816.237.7000
Email: ir@novastar1.com

Executive Sessions

Executive sessions of non-management directors are held at least three times a year. The sessions are scheduled and chaired by Mr. Burtscher, who is the Chair of the Nominating and Corporate Governance Committee. Any non-management director can request that an additional executive session be scheduled.

Communications with the Board of Directors

Shareholders may communicate directly with any member of the Board of Directors or any individual chairman of a committee of the Board of Directors by writing directly to those individuals at the following address: NovaStar Financial, Inc., 2114 Central Street, Suite 600, Kansas City, MO 64108. Communications that are intended for the non-management, independent directors generally should be marked to the attention of the Chair of the Nominating and Corporate Governance Committee. The Company’s general policy is to forward, and not to intentionally screen, any mail received at the Company’s corporate office unless the Company believes the communication may pose a security risk.

Risk Oversight

The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of Company objectives, improve long-term Company performance and create shareholder value. A fundamental part of risk management is understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board of Directors in setting the Company’s business strategy and objectives is integral to the Board of Directors’ assessment of the Company’s risk and also a determination of what constitutes an appropriate level of risk for the Company. The full Board of Directors conducts an annual risk assessment of the Company’s financial risk, legal/compliance risk and operational/strategic risk and addresses individual risk issues throughout the year as necessary.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, the Board of Directors delegates responsibility for certain aspects of risk management to the Audit Committee. Per its charter, the Audit Committee focuses on key financial risks and related controls and processes and discusses with management the Company’s major financial reporting exposures and the steps management has taken to monitor and control such exposures.

The Board of Directors believes its leadership structure enhances overall risk oversight. While the Board of Directors requires risk assessments from management, the combination of Board of Directors member experience, diversity of perspectives, continuing education and independence of governance processes provide an effective basis for testing, overseeing and supplementing management assessments.

Consideration of Director Nominees by Stockholders

The policy of the Nominating and Corporate Governance Committee is to consider properly-submitted stockholder nominations for candidates for membership on the Board of Directors as described below.

Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee intends to utilize a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee will regularly assess the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the Board of Directors, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. Shareholder nominations should be addressed to: NovaStar Financial, Inc., 2114 Central Street, Suite 600, Kansas City, MO 64108, attention Corporate Secretary. The Nominating and Corporate Governance Committee will consider properly submitted stockholder nominations for candidates for the Board of Directors, following verification of the stockholder status of persons proposing candidates. If any materials are provided by a stockholder in connection with the nominating of a director candidate, such material will be forwarded to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will also review materials provided by professional search firms or other parties. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors.

Directors Minimum Qualifications

The Nominating and Corporate Governance Committee considers candidates for the Board of Directors based upon several criteria set forth in the Company’s Corporate Governance Guidelines, including their broad-based business and professional skills and experience, education, accounting and financial expertise, age, reputation, civic and community relationships, concern for the long-term interest of stockholders, personal integrity and judgment, knowledge and experience in the Company’s industry (such as operations, finance, accounting and marketing experience and education), and diversity. The Nominating and Corporate Governance Committee considers diversity in the broadest sense, thus including factors such as age, sex, race, ethnicity and geographic location, as well as a variety of experience and educational backgrounds when seeking nominees to the Board of Directors. The Nominating and Corporate Governance Committee does not have a diversity policy in place.

The Nominating and Corporate Governance Committee does not assign specific weights to the criteria and no particular criterion is necessarily applicable to all prospective nominees. When evaluating nominees, the composition of the entire Board of Directors is also taken into account including the need for a majority of independent directors. In addition, the assessment of a candidate includes consideration of the number of public boards on which he or she serves because of the time requirements for duties and responsibilities associated with serving on the Board of Directors. The Nominating and Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. The Nominating and Governance Committee assesses the effectiveness of the Corporate Governance Guidelines, including with respect to director nominations and qualifications and achievement of having directors with a broad range of experience and backgrounds, through completion of the annual self-evaluation process.

Director Nominee Recommendations

The Nominating and Corporate Governance Committee of the Board of Directors has approved the nominees for Class III directors for inclusion on the proxy card. The Class III director nominees, who are currently Series C directors, are standing for re-election the Board of Directors.

Director Compensation in Fiscal Year 2010

Pursuant to its 2005 Compensation Plan for Independent Directors, NovaStar Financial pays non-employee directors an annual retainer of $35,000 plus $1,500 for each day of board or committee meetings attended. In addition, each independent director is granted (i) upon becoming a director, options to purchase that number of shares of NovaStar Financial Common Stock which has a fair market value of $100,000 at the time of the grant but not to exceed 10,000 shares (2,500 shares after taking into effect the Company’s one-for-four reverse stock split effective July 20, 2007 (the “Reverse Split”)) (the “New Director Grant”), exercisable in accordance with the NovaStar Financial 2004 Incentive Stock Plan (the “Incentive Plan”) and subject to a four year vesting schedule, and (ii) on the day after each annual meeting of stockholders, fully vested options to purchase 5,000 shares of Common Stock (1,250 shares after taking into effect the Reverse Split) (the “Annual Grant”), exercisable in accordance with the Incentive Plan. Finally, the chairperson of each of the Audit, Compensation and Nominating and Corporate Governance Committees is paid an annual retainer fee of $10,000, $5,000 and $5,000, respectively.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. No director who is an employee of NovaStar Financial will receive separate compensation for services rendered as a director.

The following table sets forth the compensation for each of our non-employee directors for the fiscal year ended December 31, 2010.

Director Compensation

	Fees Earned or	Option
	Paid in Cash	Awards		Total
Name	($)	($)(1)		($)

Gregory T. Barmore	$55,000	$1,018	(2)	$56,018
Art N. Burtscher	55,000	1,018	(3)	56,018
Edward W. Mehrer	60,000	1,018	(4)	61,018
Donald M. Berman	42,500	1,018	(5)	43,518
Howard M. Amster	45,500	2,389	(6)	47,889
Barry A. Igdaloff	45,500	2,389	(7)	47,889

(1)	Represents the dollar amount recognized for financial reporting purposes for the fiscal year ended December 31, 2010, in accordance with FASB ASC Topic 718 (disregarding estimates of forfeitures), and includes amounts from stock option awards granted in 2009 through 2010. See Note 18 to the consolidated financial statements for the fiscal year ended December 31, 2009 for a discussion of the relevant assumptions used in calculating these amounts.

(2)	Mr. Barmore received an Annual Grant of 1,250 fully-vested options in 2010. The grant date fair value of Mr. Barmore’s option award was $1,018. The aggregate number of option awards outstanding at December 31, 2010 for Mr. Barmore was 12,267.

(3)	Mr. Burtscher received an Annual Grant of 1,250 fully-vested options in 2010. The grant date fair value of Mr. Burtscher’s option award was $1,018. The aggregate number of option awards outstanding at December 31, 2010 for Mr. Burtscher was 16,250.

(4)	Mr. Mehrer received an Annual Grant of 1,250 fully-vested options in 2010. The grant date fair value of Mr. Mehrer’s option award was $1,018. The aggregate number of option awards outstanding at December 31, 2010 for Mr. Mehrer was 14,687.

(5)	Mr. Berman received an Annual Grant of 1,250 fully-vested options in 2010. The grant date fair value of Mr. Berman’s option award was $1,018. The aggregate number of option awards outstanding at December 31, 2010 for Mr. Mehrer was 8,216.

(6)	Represents the amortization of the vesting of Mr. Amster’s New Director Grant of 2,500 options upon his election to the Board of Directors in June 2009 and the $1,018 grant date fair value of Mr. Amster’s Annual Grant of 1,250 fully-vested options in 2010. The aggregate number of option awards outstanding at December 31, 2010 for Mr. Amster was 3,750.

(7)	Represents the amortization of the vesting of Mr. Igdaloff’s New Director Grant of 2,500 options upon his election to the Board of Directors in June 2009 and the $1,018 grant date fair value of Mr. Igdaloff’s Annual Grant of 1,250 fully-vested options in 2010. The aggregate number of option awards outstanding at December 31, 2010 for Mr. Igdaloff was 3,750.

Notwithstanding anything to the contrary set forth in any of NovaStar Financial’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report shall not be incorporated by reference into any such filings.

AUDIT COMMITTEE REPORT

The Audit Committee engages the independent auditors, reviews with the independent auditors the plans and results of any audits, reviews other professional services provided by the independent auditors, reviews the independence of the independent auditors, considers the range of audit and non-audit fees and reviews with management management’s evaluation of NovaStar Financial’s internal control structure. The Audit Committee is composed of five directors.

The Audit Committee has reviewed and discussed with management and the independent auditors NovaStar Financial’s audited financial statements for fiscal year 2010. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380).

The Audit Committee has received from the independent auditors written disclosures and a letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board of Directors regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Audit Committee

Edward W. Mehrer, Chair
Gregory T. Barmore
Art N. Burtscher
Donald M. Berman
Barry A. Igdaloff

EXECUTIVE OFFICERS

The executive officers of NovaStar Financial and their positions are as follows:

Name	Position With NovaStar Financial	Age

W. Lance Anderson	Chairman of the Board of Directors and Chief Executive Officer	50
Rodney E. Schwatken	Chief Financial Officer	47

The executive officers serve at the discretion of the Board of Directors. Biographical information regarding Mr. Anderson is provided in the “Nominees and Directors” section of this document. Biographical information regarding Mr. Schwatken is set forth below.

Rodney Schwatken, age 47, assumed the responsibilities of Chief Financial Officer of the Company as of January 3, 2008. Since March 2006, Mr. Schwatken had been the Company’s Vice President-Strategic Initiatives where he was responsible for special projects generally related to corporate development and management of the Company’s strategic transactions. From March 1997 until March 2007, Mr. Schwatken held various titles including Vice President, Secretary, Treasurer and Controller (Chief Accounting Officer) of the Company and was responsible for corporate accounting, including implementation of accounting policies and procedures and developing and implementing proper internal control over all financial recordkeeping. From June 1993 to March 1997, when he joined the Company, Mr. Schwatken was Accounting Manager with U.S. Central Credit Union, a $30 billion dollar investment, liquidity and technology resource for the credit union industry. From January 1987 to June 1993, Mr. Schwatken was employed by Deloitte & Touche LLP in Kansas City, Missouri, most recently as an audit manager.

EXECUTIVE COMPENSATION

Introduction

This section provides information regarding the compensation of the persons who served as our principal executive officer and principal financial officer during 2010 (collectively our “Named Executive Officers”). Our Named Executive Officers for 2010, and the positions they held during 2010, were as follows:

Name	Title

W. Lance Anderson	Chairman of the Board of Directors and Chief Executive Officer
Rodney E. Schwatken	Chief Financial Officer

Summary Compensation Table

The following table sets forth the compensation of our Named Executive Officers during the fiscal year ended December 31, 2010 and 2009.

					Stock	Option	All Other
		Salary	Bonus		Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)		($)(3)	($)(3)	($)(4)	($)

W. Lance Anderson,	2010	665,784	—		88,388	86,752	50,791	891,715
Chief Executive Officer	2009	665,784	—		149,719	164,687	97,241	1,090,326
Rodney E. Schwatken,	2010	225,000	100,000	(1)	2,205	34,784	—	361,989
Chief Financial Officer	2009	165,000	100,000	(2)	4,552	10,276	—	283,001

(1)	Represents the annual bonus awarded under Mr. Schwatken’s bonus plan.

(2)	Represents quarterly retention bonuses of $25,000.

(3)	Represents the dollar amount recognized for financial reporting purposes for the fiscal years ended December 31, 2010 and 2009, in accordance with FASB ASC Topic 718 (disregarding estimates of forfeitures). The stock awards column includes amounts for restricted stock granted in 2005, 2006 and 2007. The option awards column includes amounts for stock option awards granted in 2005, 2006, 2007 and 2009. See Note 18 to the consolidated financial statements for the fiscal year ended December 31, 2009 for a discussion of the assumptions used in calculating these amounts. Substantially all of Mr. Anderson’s options awards were granted when the Company’s stock was trading at substantially higher prices and as a result, his option awards are “underwater” or “out of the money” (meaning the exercise price exceeds the market price of the Company’s stock).

(4)	All Other Compensation for the named executives is set forth in the following table.

		Forgiveness of	Tax	Total All Other
		Founders’ Notes	Gross-Ups	Compensation
Name	Year	($)(A)	($)(B)	($)(C)

W. Lance Anderson	2010	31,033	19,758	50,791
	2009	31,331	65,910	97,241

(A)	Represents forgiveness of principal under Mr. Anderson’s promissory note in favor of the Company. This amount does not include the forgiveness of capitalized interest as that amount is not reportable compensation for the named executive. See “Review and Approval of Transactions with Related Persons; Related Party Transactions” for additional information.

(B)	During 2010, Mr. Anderson was paid for the tax gross-up on the forgiveness of the note received for 2010. During 2009, Mr. Anderson was paid for tax gross-ups on the forgiveness of the note received for 2007, 2008 and 2009.

(C)	The total value of all perquisites and other personal benefits did not exceed $10,000 for any named executive officer for fiscal years 2008 and 2009 so the amounts have been excluded from the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End 2010

The following table sets forth the outstanding stock options and stock awards for each of our Named Executive Officers as of December 31, 2010.

							Stock Awards
								Market
	Option Awards						Number of	Value of
	Number of		Number of				Shares or	Shares or
	Securities		Securities				Units of	Units of
	Underlying		Underlying				Stock That	Stock That
	Unexercised		Unexercised		Option	Option	Have Not	Have Not
	Options (#)		Options (#)		Exercise	Expiration	Vested	Vested
Name	Exercisable		Unexercisable		Price ($)	Date	(#)(3)	($)(3)(4)

W. Lance Anderson	9,375	(1)	—		48.88	12/18/2012	—	—
	3,465		—		168.52	2/7/2015	—	—
	6,101		—		124.84	2/8/2016	—	—
	32,927		—		16.72	3/14/2017	—	—
	—		—		—	—	22,999	9,660
Rodney E. Schwatken	125		—		168.52	2/7/2015	—	—
	234		—		124.84	2/8/2016	—	—
	643		—		16.72	3/14/2017	—	—
	37,500		112,500	(2)	0.97	11/10/2019	—	—
	—		—		—	—	523	220

(1)	For options that vested prior to January 1, 2005, a recipient is entitled to receive additional shares of Company Common Stock upon the exercise of the options as a result of dividend equivalent rights (“DERs”) that accrue at a rate equal to the number of shares underlying the option outstanding multiplied by 60% of the dividends paid on each share of Common Stock. The DERs convert to shares by dividing the dollar value of the DERs by the closing price of the Company’s Common Stock on the dividend payment date. At December 31, 2009, Mr. Anderson was entitled to receive an additional 1,757 shares of stock upon exercise of the options with an expiration date of December 18, 2012.

(2)	Options will vest in 1/3 increments on November 10 of the years 2011 — 2013.

(3)	The vesting dates of the shares of restricted stock held at fiscal year end 2010 are as follows:

	Grant	Shares
Name	Date	Outstanding	Vesting Schedule

W. Lance Anderson	2/7/2005	1,100	100% on 2/7/2015
	3/14/2007	19,221	100% on 3/14/2012
Rodney E. Schwatken	2/7/2005	44	100% on 2/7/2015
	3/14/2007	376	100% on 3/14/2012

(4)	The closing market price of the Company’s Common Stock on December 31, 2010 (the last trading day of 2010) was $0.42.

Employment Agreements

W. Lance Anderson

On March 15, 2011, the Compensation Committee approved a compensation arrangement with Mr. Anderson for the 2011 calendar year. The compensation arrangement consists of three parts: salary, bonus and equity incentive. For 2011, Mr. Anderson’s salary is $665,874 and he is entitled to receive a bonus equivalent to five percent (5%) of the Company’s “Cash Earnings” for 2011, up to a maximum bonus payment of $2,500,000. For purposes of the bonus, “Cash Earnings” means consolidated cash and cash equivalents as of end of year, on an unrestricted basis, minus

•	consolidated cash and cash equivalents as of beginning of year, on an unrestricted basis,

•	any cash transferred during the year from restricted to unrestricted (such as cash serving as collateral for surety bonds),

•	cash received on legacy mortgage securities, and

•	any extraordinary, unusual or non-operating cash gains or receipts, such as capital transactions and proceeds from sales of subsidiaries,

plus extraordinary, unusual or non-operating cash losses or payments (such as non-cash equivalent investments (i.e. long-term investments) and investments in operating businesses).

On March 15, 2011, the Board of Directors granted an option (the “Option”) to Mr. Anderson to purchase 439,000 shares (the “Option Shares”) of the Company’s Common Stock at a price of $0.51 per share (the “Option Price”), which was the closing price of the Common Stock as quoted by Pink OTC Markets’ inter-dealer quotation service on March 15, 2011. The Option was granted pursuant to a Stock Option Agreement between the Company and Mr. Anderson (the “Optionee”) on March 15, 2011 (the “Option Agreement”).

The Option vests and becomes exercisable in four equal installments — on December 31 of 2012, 2013, 2014 and 2015 — and terminates on March 15, 2021. The Option was granted directly by the Board of Directors and was not granted under the Company’s existing 2004 Incentive Stock Plan, as amended.

The Option is subject to certain anti-dilution protections, including with respect to the Series C Offer and the Series D Exchange. If the Company does not complete the proposed recapitalization of its preferred stock by December 31, 2011, the number of Option Shares will be reduced by 198,297, and the number of shares vesting over time shall be adjusted accordingly on a pro-rata basis. Until December 31, 2014, or the satisfaction of certain conditions relating to the inapplicability of the Company’s net operating less carryforwards. Mr. Anderson is not permitted to exercise the Option if, after such exercise, Mr. Anderson would be deemed to own more than 4.9% of the outstanding stock of the Company.

Upon Mr. Anderson’s termination from employment with the Company for Good Reason or without Cause, or upon a Change in Control (each as defined in below), the vesting of the Option will be accelerated and the full number of then-unexercised Option Shares will become exercisable in full. Upon the occurrence of the aforementioned events, the Company may, at its election, pay Mr. Anderson an immediate cash lump sum equal to the excess of the value of shares of Common Stock for which the Option has not yet been exercised over the applicable exercise price payable for such shares, whereupon such payment shall fully satisfy the Company’s obligations under the Option Agreement.

Upon Mr. Anderson’s death or Disability, defined in the Option Agreement as permanent and total disability as determined under the Company’s disability program or policy, the Option may be exercised, to the extent the Option Shares are then vested, for a period of twelve months after death or Disability or until the expiration of the stated term of such Option, whichever period is shorter. Upon Mr. Anderson’s termination from employment with the Company for Cause, the Option shall terminate.

For purposes of the Option Agreement:

“Cause” means the existence of, or a good faith belief by the Company (as evidenced by the minutes or resolutions of the Board of Directors) in the existence of, facts which constitute a basis for termination of Optionee’s employment due to Optionee’s:

•	Failure, in any material respect, to perform his primary duties as Chief Executive Officer in accordance with reasonable standards established by the Company;

•	Gross insubordination of a legitimate, material and explicit direction of the Board of Directors or willful breach of important policies and procedures of the Company, in any material respect, that irrevocably impugn the Optionee’s authority or integrity as an officer of the Company;

•	Breach of fiduciary duties in any material respect; or

•	Conviction or plea of guilty or nolo contendere to a felony or crime involving moral turpitude, misappropriation, embezzlement or fraud.

A “Change in Control” shall be deemed to have taken place if: (A) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, purchases or otherwise acquires shares of the Company after the date hereof and as a result thereof becomes the beneficial owner of shares of the Company having 50% or more of the total number of votes that may be cast for election of directors of the Company, (B) as the result of, or in connection with any cash tender or exchange offer, merger or other business combination, or contested election, or any combination of the foregoing transactions, the directors then serving on the Board of the Company shall cease to constitute a majority of the Board of the Company or any successor to the Company, or (C) the Company sells all or substantially all the assets of the Company.

“Good Reason” means the occurrence, without the Optionee’s written consent, of any one or more of the following events:

•	Except in connection with the Company’s termination of Optionee’s employment for Cause or as a result of Optionee’s death or disability: (i) a material (25% or more) reduction in Optionee’s salary compensation; or (ii) a decrease in the responsibilities or title of Optionee to a level that, on the whole, is materially inconsistent with the Chief Executive Officer position; or

•	The Company requires that Optionee relocate more than fifty (50) miles from Kansas City, Missouri, and the Optionee objects to such relocation in writing promptly (within 30 days) after being notified in writing thereof; or

•	The Company’s material breach of any of the provisions of this Agreement or of any other material agreement between the Company and Optionee concerning compensation.

In conjunction with the Option Agreement, the Company and Mr. Anderson also entered into a Registration Rights Agreement on March 15, 2011 (the “Anderson Registration Rights Agreement”). Under the Anderson Registration Rights Agreement, the Company will, under certain circumstances described in the Anderson Registration Rights Agreement and subject to customary restrictions, use its reasonable best efforts to register all or any part of Mr. Anderson’s Registrable Securities (as defined in the Anderson Registration Rights Agreement) on a Form S-3 with the SEC so that his shares may be more easily resold.

Mr. Anderson does not have an employment agreement with the Company.

Though Mr. Anderson was eligible to receive a bonus for 2010 at the sole discretion of the Compensation Committee, the Compensation Committee decided not to grant Mr. Anderson a bonus.

Rodney E. Schwatken

Mr. Schwatken entered into an employment agreement with the Company on January 7, 2008 pursuant to which he serves as the Chief Financial Officer of the Company. Under the terms of the agreement, Mr. Schwatken received an annual base salary of $165,000, subject to annual increases, agreed upon incentive compensation for each of 2008 and 2009 of $25,000 per quarter, and such other incentive pay determined by the Company from time to time. The Company may increase or decrease Mr. Schwatken’s base salary and incentive compensation at any time in its sole discretion. At the November 2009 meeting of the Compensation Committee of the Board of Directors (the “Compensation Committee”), the Compensation Committee approved, pursuant to the agreement, an increase in Mr. Schwatken’s annual base salary to $225,000, effective as of January 1, 2010, and a new bonus plan for 2010. The new bonus plan involves a maximum bonus payout of $100,000 based on four criteria identified by the Compensation Committee: (i) the success of StreetLinks LLC, (ii) the success of Advent Financial Services LLC, (iii) balance sheet clean up items, and (iv) board discretion with particular focus on capital restructuring, shareholder communications and other areas to be identified by the Compensation Committee and Mr. Anderson. In March 2011, Mr. Schwatken was awarded the maximum bonus payout of $100,000 for 2010 performance.

The agreement does not specify a termination date but provides that Mr. Schwatken’s employment relationship with the Company is at-will and may be terminated at any time by either party with or without cause and for any reason or no reason.

In the event that Mr. Schwatken’s employment is terminated by the Company without “cause” or by Mr. Schwatken for “good reason,” Mr. Schwatken will immediately receive any unpaid portion of the $100,000 agreed-upon incentive compensation and, over a period of 12 months following termination, compensation at an annual rate equal to his then-existing annual base salary, in exchange for consulting services outlined in the Employment Agreement. If termination by the Company without “cause” or by Mr. Schwatken for “good reason” occurs following a “change of control” then, in addition to the foregoing, Mr. Schwatken will receive a lump-sum severance amount equal to the greater of $200,000 or the sum of his then-existing annual base salary and actual incentive pay for the prior fiscal year, and all outstanding equity awards will immediately vest upon the date of such termination. Mr. Schwatken is bound by certain non-competition, non-solicitation, confidentiality and similar obligations under, and as more particularly described in, the Employment Agreement.

For purposes of the employment agreement with Mr. Schwatken:

Acts or omissions that constitute “cause” include:

•	breach of any of the terms of the employment agreement;

•	failure to perform material duties in accordance with the standards from time to time established by the Company;

•	neglect in performance or failure to attend to the performance of material duties;

•	insubordination or willful breach of policies and procedures of the Company;

•	breach of fiduciary duties; or

•	conduct that the Company determines in good faith may impair or tend to impair the integrity of the Company, including but not limited to commission of a felony, theft, misappropriation, embezzlement, dishonesty, or criminal misconduct.

“Good reason” means the occurrence, without the executive’s written consent, of any one or more of the following events:

•	a material reduction in compensation of the executive or a decrease in the responsibilities of the executive to a level that, on the whole, is materially inconsistent with the position for which the executive is employed, except in connection with the Company’s termination of the executive’s employment for “cause” or as otherwise expressly contemplated in the employment agreement;

•	the Company requires that the executive relocate more than 50 miles from the location at which the executive is employed by the Company as of the date of the employment agreement; or

•	the Company’s material breach of any of the provisions of the employment agreement.

“Change in control” shall be deemed to have occurred if any of the conditions set forth below shall have been satisfied:

•	any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than the Company; any trustee or other fiduciary holding securities under an executive benefit plan of the Company; or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company), is or becomes the “beneficial owner” (as defined by Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Company (not including securities beneficially owned by such person, any securities acquired directly from the Company or from a transferor in a transaction expressly approved or consented to by the Board of Directors) representing more than 25% of the combined voting power of the Company’s then outstanding securities;

•	during any period of two consecutive years (not including any period prior to the execution of the employment agreement), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in the three immediately preceding bulleted paragraphs), (i) whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved or (ii) whose election is to replace a person who ceases to be a director due to death, disability or age, ceases for any reason to constitute a majority thereof;

•	the stockholders of the Company approve a merger or consolidation of the Company with another corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an executive benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

•	the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

Outstanding Equity Awards

The following table sets forth information as of December 31, 2010 with respect to compensation plans under which our common stock may be issued.

Number of
Securities
	Number of			Remaining Available
	Securities to be			for Future Issuance
	Issued Upon		Weighted Average	Under Equity
	Exercise of		Exercise Price of	Compensation Plans
	Outstanding		Outstanding	(Excluding Shares
	Options, Warrants		Options, Warrants	Reflected in the
Plan Category	and Rights		and Rights	First Column)

Equity compensation plans approved by stockholders	283,738(A	)	$21.73	386,344(B	)
Equity compensation plans not approved by stockholders	—		—	—

Total	283,738		$21.73	386,344

(A)	Certain of the options have dividend equivalent rights (DERs) attached to them when issued. As of December 31, 2010, these options have 14,281 DERs attached.

(B)	Represents shares that may be issued pursuant to the Company’s 2004 Incentive Stock Plan, which provides for the grant of qualified incentive stock options, non-qualified stock options, deferred stock, restricted stock, restricted stock units, performance share awards, dividend equivalent rights and stock appreciation awards.

BENEFICIAL OWNERSHIP

Beneficial Ownership of Common Stock, Series C Preferred Stock and Series D Preferred Stock by Directors, Management and Large Stockholders

The following table sets forth sets forth certain information with respect to the Company’s Common Stock, Series C Preferred Stock and Series D Preferred Stock beneficially owned by: (i) each person known by the Company to own of record or beneficially 5% or more of the Company’s Common Stock, (ii) each director, (iii) each Named Executive Officer and (iv) all officers and directors of the Company as a group, in each case based upon information available as of March 22, 2011 (unless otherwise noted).

			Beneficial		Beneficial
	Beneficial		Ownership of		Ownership of
	Ownership of		Series C		Series D
Name and Address of	Common Stock		Preferred Stock(2)		Preferred Stock		Voting Power(3)(4)
Beneficial Owner(1)	Shares	Percent	Shares	Percent	Shares	Percent	Votes	Percent

W. Lance Anderson(5)	272,904	2.91%	—	—	—	—	272,904	2.91%
Rodney E. Schwatken(6)	49,438	*	—	—	—	—	49,438	*
Edward W. Mehrer(7)	40,288	*	—	—	—	—	40,288	*
Gregory T. Barmore(8)	26,270	*	—	—	—	—	26,270	*
Art N. Burtscher(9)	23,440	*	—	—	—	—	23,440	*
Donald M. Berman(10)	8,216	*	—	—	—	—	8,216	*
Howard M. Amster(11)	1,875	*	218,766	7.32%	—	—	1,875	*
Barry A. Igdaloff(12)	1,875	*	307,774	10.29%	—	—	1,875	*
All current directors and executive officers as a group (8 persons)(13)	424,306	4.53%	526,540	17.61%	—	—	424,306	4.53%
Massachusetts Mutual Life Insurance Company(14)	192,950	2.03%	—	—	1,050,000	50.00%	1,130,450	9.92%
1295 State Street Springfield, MA 01111
Jefferies Capital Partners IV LLC(15)	—	—	—	—	1,050,000	50.00%	937,500	8.22%
520 Madison Avenue 12th Floor New York, NY 10022

*	Less than 1%

(1)	The mailing address of each beneficial owner is 2114 Central Street, Suite 600, Kansas City, Missouri 64108, unless otherwise shown.

(2)	Given the very limited circumstances in which the Series C Holders are entitled to vote, the Company and the Series C Holders deem the Series C Preferred Stock to be a non-voting security. Because non-voting securities are not required to be reported on reports required by Section 13 of the Exchange Act, the Company does not have the means to confirm whether any non-directors or non-executive officers hold more than 5% of the outstanding Series C Preferred Stock.

(3)	The holders of the Series D Preferred Stock are entitled to one vote for each share of Common Stock into which the Series D Preferred Stock held as of the record date is convertible, on each matter on which the holders of the Common Stock have a right to vote. Consequently, total votes include one vote for each share of the Company’s Common Stock outstanding, and one vote for each share of Common Stock into which outstanding shares of the Company’s Series D Preferred Stock may be converted.

(4)	The voting power calculation does not include the Series C Preferred Stock because the Series C Preferred Stock generally does not have voting power.

(5)	Consists of 42,877 shares of Common Stock held directly; 115,849 shares of stock owned jointly with his spouse; 35,729 shares held by Mr. Anderson’s son which are deemed indirectly held by Mr. Anderson; 2,748 shares of Common Stock held in the NovaStar Financial 401(k) Plan; 51,868 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 22, 2011; 3,512 shares of Common Stock represented by dividend equivalent rights on options exercisable within 60 days of March 22, 2011; and 20,321 shares of restricted stock.

(6)	Consists of 2,287 shares of Common Stock held directly; 5,088 shares of stock owned by the Rodney E. Schwatken Trust; 3,141 shares of Common Stock held in the NovaStar Financial 401(k) Plan; 38,502 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 22, 2011; and 420 shares of restricted stock.

(7)	Consists of 17,018 shares of Common Stock held directly; 1,000 shares of Common Stock owned by his spouse; 14,687 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 22, 2011; and 7,583 shares of Common Stock represented by dividend equivalent rights on options exercisable within 60 days of March 22, 2011.

(8)	Consists of 12,673 shares of Common Stock held directly; 12,500 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 22, 2011; and 1,097 shares of Common Stock represented by dividend equivalent rights.

(9)	Consists of 1,125 shares of Common Stock held directly; 16,250 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 22, 2011; and 6,065 shares of Common Stock represented by dividend equivalent rights on options exercisable within 60 days of March 22, 2011.

(10)	Consists of 8,216 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 22, 2011.

(11)	Consists of 1,875 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 22, 2011; 172,366 shares of Series C Preferred Stock held directly; and 46,400 shares of Series C Preferred Stock held in two trusts for which Mr. Amster is the trustee.

(12)	Consists of 1,875 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 22, 2011; 207,649 shares of Series C Preferred Stock held directly; and 100,125 shares of Series C Preferred Stock controlled by Mr. Igdaloff as a registered investment advisor.

(13)	Includes 145,773 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 22, 2011 and 18,257 shares of Common Stock represented by dividend equivalent rights on options exercisable within 60 days of March 22, 2011.

(14)	Based on an amended Schedule 13D filed on October 9, 2007. The amended Schedule 13D indicates that Massachusetts Mutual Life Insurance Company has shared voting and dispositive power with Babson Capital Management LLC, in its capacity as investment advisor.

(15)	Based on a Schedule 13D filed on December 20, 2010. The Schedule 13D indicates that Jefferies Capital Partners IV LLC (the “Manager”) is the manager of, and may be deemed the beneficial owner of shares held by, Jefferies Capital Partners IV LP (holds 911,659 shares of Series D Preferred Stock currently convertible into 813,981 shares of Common Stock (7.2%)), Jefferies Employee Partners IV LLC (holds 105,002 shares of Series D Preferred Stock currently convertible into 93,752 shares of Common Stock (0.8%)), and JCP Partners IV LLC (holds 33,339 shares of Series D Preferred Stock currently convertible into 29,767 shares of Common Stock (0.3%)) (together, “Jefferies Capital Partners”), which collectively hold the indicated shares of Series D Preferred Stock. The amended Schedule 13D indicates further that the Manager has shared voting and dispositive power with Jefferies Capital Partners and with Brian P. Friedman and James L. Luikart, managing members of the Manager, who also may be deemed beneficial owners of these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers, and holders of more than 10% of NovaStar Financial’s common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Such officers, directors and 10% stockholders are required by SEC regulations to furnish NovaStar Financial with copies of all Section 16(a) forms they file. Based solely on its review of such forms furnished to it, or written representations from reporting persons that no Form 5s were required for such persons, NovaStar Financial believes that, during fiscal 2010, all Section 16(a) filing requirements were satisfied.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PARTIES;
RELATED PARTY TRANSACTIONS

The Company has adopted a written policy that addresses the review, approval or ratification of any transaction, arrangement, or relationship or series of similar transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, between the Company and any related party, in which the aggregate amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year end for the last two completed fiscal years. Under the policy, a related party of the Company includes:

•	Any executive officer, or any director or nominee for election as a director;

•	Any person who owns more than 5% of the Company’s voting securities;

•	Any immediate family member of any of the foregoing; or

•	Any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 10% beneficial ownership interest.

Under the policy, the Board of Directors reviews the material facts of any related party transaction and approves it prior to its occurrence. If advance approval is not feasible, then the Board of Directors will either ratify the transaction at its next regularly scheduled meeting or the transaction will be rescinded. In making its determination to approve or ratify any related party transaction, the Board of Directors may consider such factors as (i) the extent of the related party’s interest in the transaction, (ii) if applicable, the availability of other sources of comparable products or services, (iii) whether the terms of the transaction are no less favorable than terms generally available to Company in unaffiliated transactions under like circumstances, (iv) the benefit to the Company, and (v) the aggregate value of the transaction.

No director may engage in any Board of Directors discussion or approval of any related party transaction in which he or she is a related party, but that director is required to provide the Board of Directors with all material information reasonably requested concerning the transaction.

In conjunction with adopting this policy, the Board of Directors reviewed and approved any existing related party transactions.

Loan to Mr. Anderson

Prior to the enactment of the Sarbanes-Oxley Act of 2002, the Audit and Compensation Committees of the Board of Directors approved a loan to Mr. Anderson in the aggregate principal amount of $1,393,208 pursuant to a 10-year non-recourse, non-interest bearing promissory note dated January 1, 2001. The transaction was executed to restructure a previously issued promissory note executed in favor of the Company by Mr. Anderson. As of December 31, 2009, Mr. Anderson had pledged 36,111 of his shares of Common Stock as security for the promissory note. The note is forgiven in equal annual installments in the aggregate amount of $139,321 over a 10-year period so long as the executive remains employed by the Company. In addition, the note will be forgiven in the event of death, disability, a “change in control” of the Company, termination by the Company other than “for cause” or resignation by the executive for “good reason” as those terms are defined in the executive’s employment agreement. The balance of the note was $139,321 as of

January 1, 2009, which was the largest aggregate amount outstanding under the notes for the fiscal year ended December 31, 2009. As of December 31, 2010, the last installment (which constituted the remaining balance) of the promissory note was forgiven by the Company as scheduled.

Agreements and Transactions with the Series D Holders

On July 16, 2007, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Massachusetts Mutual Life Insurance Company (“MassMutual”), Jefferies Capital Partners IV L.P., Jefferies Employee Partners IV LLC, and JCP Partners IV LLC (collectively, “Jefferies Capital Partners,” and together with MassMutual, the “Investors”), pursuant to which the Investors purchased for $48,825,000.00 in cash, in the aggregate, 2,100,000 shares of the Company’s Series D Preferred Stock in a private placement not registered under the Securities Act of 1933, as amended (the “Securities Act”). MassMutual and Jefferies Capital Partners each purchased 50% of such securities and, as a result, each holds securities having more than 5% of the total outstanding voting rights of the Company’s securities.

In connection with the Investors’ purchase of the Series D Preferred Stock, the Company and the Investors entered into a Standby Purchase Agreement (the “Standby Purchase Agreement”), pursuant to which the Investors committed to purchase up to $101,175,000 of the Company’s 9.00% Series D2 Mandatory Convertible Preferred Stock (the “Series D2 Preferred Stock”) upon completion of a planned rights offering of such shares by the Company (the “Rights Offering”). The Standby Purchase Agreement terminated prior to issuance of any Series D2 Preferred Stock as a result of the Company’s cancellation of the planned Rights Offering.

Also in connection with the Investors’ purchase of the Series D Preferred Stock, the Company and the Investors entered into a Registration Rights and Shareholders Agreement (the “Terminating Registration Rights Agreement”). Certain rights under the Terminating Registration Rights Agreement relate to the Series D Preferred Stock purchased by the Investors under the Securities Purchase Agreement and to any shares of Series D2 Preferred Stock into which such Series D Preferred Stock may be converted (collectively, the “Series D Preferred Stock”).

Under the Terminating Registration Rights Agreement, the Investors can require that the Company register shares of Series D Preferred Stock held by the Investors, shares of the Company’s Common Stock issuable upon conversion thereof, shares of the Company’s Common Stock acquired by the Investors after the date of the Terminating Registration Rights Agreement, and any other securities received by the Investors on account of any such securities, subject to certain limitations.

The Terminating Registration Rights Agreement grants the Investors certain rights to designate up to four individuals for election to the Company’s Board of Directors, depending on the percentage of shares owned by the Investors. In lieu of designating members of the Board of Directors, the Investors have the right to designate “board observers” who receive, subject to certain exceptions, all materials that are provided to Board of Directors members and who are entitled to attend, but not vote at, all Board of Directors meetings. MassMutual and Jefferies Capital Partners have each designated one Board of Directors observer.

The Terminating Registration Rights Agreement further provides that so long as any Investor owns at least 25% of the shares of Series D Preferred Stock purchased pursuant to the Securities Purchase Agreement, the Investors have the right to approve (1) any Change of Control (as defined in the Terminating Registration Rights Agreement), any Liquidation Event (as defined in the Terminating Registration Rights Agreement), or any voluntary bankruptcy of the Company or its subsidiaries unless, in each case, the Investors receive certain proceeds in connection with such transactions; (2) subject to certain exceptions, the creation, authorization, or issuance of, or the increase in the authorized amount of, any Series D Preferred Stock, any series of capital stock that ranks pari passu with the Series D Preferred Stock, any capital stock of any subsidiary of the Company, or any obligation or security convertible into, or exercisable or exchangeable for, such stock; (3) any amendment of any terms of the Series D Preferred Stock; (4) any reclassification of any authorized shares of the Company’s capital stock into Series D Preferred Stock, any securities that rank pari passu with the Series D Preferred Stock, or any obligation or security convertible into or excisable for such stock; (5) except as provided in the Terminating Registration Rights Agreement, any change in the number of, or method of electing, any directors or any members of any committee of the Company’s Board of Directors; (6) any transactions between the Company and any of its affiliates, other than wholly-owned subsidiaries, that are not on an arms-length basis; and (7) the consummation of any transactions that could reasonably be expected, individually or in the aggregate, to adversely affect the rights, privileges or preferences of the Investors, as holders of the Company’s capital stock.

The Terminating Registration Rights Agreement also provides for certain anti-dilution adjustments and preemptive purchase rights. In addition, upon a Change of Control, the Investors can require that the Company redeem all or a portion of their Series D Preferred Stock, at a price equal to the greater of (1) the aggregate liquidation preference of the shares or (2) an amount equal to $37.50, less all cash dividends paid on such shares, subject to adjustment in the event of a stock split or combination. In the event of any sale of all or substantially all of the Company’s assets or any other Change of Control in which the Company is not the surviving entity, each Investor is entitled to receive securities of the acquiring entity in form and substance substantially similar to the Series D Preferred Stock, to the extent it did not elect to have its Series D Preferred Stock redeemed. In addition, the Company must ensure that the Investors have the right to acquire, in exchange for such replacement securities following such Change in Control, the shares of stock, securities or assets that would have been received by the Investors had they converted their Series D Preferred Stock into Common Stock prior to such Change in Control.

Under the Terminating Registration Rights Agreement, the Company’s Board of Directors waived certain transfer restrictions, otherwise imposed upon the Series D Preferred Stock held by the Investors or their respective affiliates, that are intended to help the Company preserve the potential tax benefits of certain net operating loss carryovers and net unrealized built-in losses. The waiver applies to any transfer that an Investor or the applicable affiliate thereof did not know would result in a substantial limitation on the Company’s use of net operating loss carryovers and net unrealized built-in losses, and to any transfer by an Investor or any of its affiliates (1) pursuant to a registered public offering or a sale through a broker, dealer or market-maker pursuant to Rule 144 promulgated under the Securities Act; (2) to affiliates of the Investor or any of their respective affiliates; or (3) that is approved by the Company’s Board of Directors. The Board of Directors also waived, with respect to the Investors and their respective affiliates, the application of any other restrictions (except as may be required by law) that may be in effect from time to time on the transfer, sale or other disposition of shares of capital stock of the Company that are similar in nature to the transfer restrictions imposed on the Series D Preferred Stock.

The Securities Purchase Agreement, the Standby Purchase Agreement, and the Terminating Registration Rights Agreement were filed as exhibits to the Company’s Form 8-K filed with the Securities and Exchange Commission on July 20, 2007.

On December 10, 2010, the Company entered into an Exchange Agreement with the Series D Holders to exchange all issued and outstanding shares of the Series D Preferred Stock for an aggregate of 37,162,000 newly-issued shares of Common Stock and $1,377,000 in cash. If the Series D Exchange closes, all of the agreements mentioned in this “Agreements and Transactions with the Series D Holders” subsection, and any rights and obligations under those agreements, will be terminated, other than the Exchange Agreement.

Under the Exchange Agreement, at the completion of the Series C Offer, the Series D Holders collectively shall tender to the Company all 2,100,000 shares of issued and outstanding Series D Preferred Stock and receive an aggregate of 37,161,600 newly-issued shares of Common Stock and $1,377,000 in cash (the “Series D Exchange”). The shares of Common Stock issued in the Series D Exchange will be issued pursuant to an exemption from registration under Regulation D of the Securities Act and therefore will be “restricted securities.” In the Exchange Agreement, the Series D Holders have agreed to consent to and vote their Series D Preferred Stock in favor of the proposals described in the proxy statement/consent solicitation/prospectus in the Form S-4. The Series D Holders have also agreed to vote the shares of Common Stock each will receive in the Series D Exchange in favor of the Company’s slate of nominees to the Board of Directors at the next annual meeting of shareholders after the closing of the Series D Exchange. The Series D Holders will not be permitted to sell or transfer (except to certain affiliates) the Common Stock issued to each until the earlier of either (a) three years has passed, (b) an ownership change has occurred resulting in the loss of the

Company’s existing net operating losses, (c) an ownership change is authorized by the Board of Directors resulting in the loss of the Company’s existing net operating losses, or (d) a determination by the Board of Directors that the Company’s net operating losses will not be realized in whole or in part (the “Lock-Up Period”). Upon the closing of the Series C Offer and during the Lock-Up Period, each Series D Holder has the right to appoint either an observer (without voting rights) or a board director (with voting rights) (a “Board Director”) to the Company’s Board of Directors. In the event a Series D Holder elects to appoint a representative to the Company’s Board of Directors, the Company will be required to expand the size of its Board of Directors pursuant to the company’s bylaws and appoint such Board Director to the Company’s Board of Directors. The Series D Exchange is complete subject to certain conditions beyond the control of the Company or the Series D Holders. One such condition is the completion of the Series C Offer. Upon completion of the Series C Offer and consummation of the Series D Exchange, the Series D Holders and the Company will execute a registration rights agreement in the form as attached to the Exchange Agreement (the “Registration Rights Agreement”). The Registration Rights Agreement will obligate the Company to register the Common Stock issued in the Series D Exchange at the end of the Lock-Up Period so that such shares of Common Stock will become freely tradable.

Agreements and Transactions with the Series C Directors

Messrs. Amster and Igdaloff serve on the Board of Directors of the Company. Mr. Amster owns 172,366 shares of Series C Preferred Stock and is the trustee of two trusts which own 46,400 shares of Series C Preferred Stock, collectively. Mr. Igdaloff owns 207,649 shares of Series C Preferred Stock and as a registered investment advisor he controls an additional 100,125 shares. Messrs. Amster and Igdaloff will be entitled to participate in the Series C Offer and Consent Solicitation on the same terms as are being offered to other Series C Holders and will vote their Series C Preferred Stock at the special meeting.

On December 10, 2010, Messrs. Amster and Igdaloff (the “Committed Directors”) entered into a voting agreement with the Company (“Voting Agreement”). Under the terms of the Voting Agreement, the Committed Directors have agreed to be present, in person or by proxy, at each and every stockholder meeting of the Company as part of the Series C Offer, and to vote or consent, or cause to be voted or consented, all shares of Series C Preferred Stock owned or controlled directly or indirectly by the Committed Directors in favor of any proposal that receives the recommendation of the Board of Directors. The Voting Agreement will end upon the earlier of (i) mutual agreement of the Company and the Committed Directors, (ii) June 30, 2011 or (iii) completion of the Series C Offer. Until the termination of the Voting Agreement, the Committed Directors shall not (x) offer, pledge, transfer, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of the Company’s securities, or (y) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of the Company’s issued securities. In the Voting Agreement, the Company and the Committed Directors have mutually agreed that following a successful conclusion to the Series C Offer, the Company will use its reasonable best efforts to expand the Board of Directors by two positions and appoint the Committed Directors to fill the newly-created positions. Moreover, at the next annual meeting of shareholders of the Company occurring after the completion of the Series C Offer, the Company will use its reasonable best efforts to nominate the Committed Directors to three-year terms as directors of the Board of Directors and the Committed Directors will accept such nomination.

PROPOSAL 2 — RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the accounting firm of Deloitte & Touche LLP to audit NovaStar Financial’s financial statements for, and otherwise act as NovaStar Financial’s independent registered public accounting firm with respect to the year ending December 31, 2011. The Audit Committee’s selection of Deloitte & Touche LLP for the current fiscal year is being presented to stockholders for ratification at the annual meeting. To the Company’s knowledge, neither Deloitte & Touche LLP nor any of its partners has any direct financial interest or any material indirect financial interest in NovaStar Financial, or acted since the inception of NovaStar Financial in the capacity of a promoter, underwriter, voting trustee, director, officer or employee of NovaStar Financial. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she has the desire to do so and will be available to respond to appropriate questions from stockholders.

The ratification of Deloitte & Touche LLP as the independent registered public accounting firm will require the affirmative vote of a majority of the votes cast at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR”
RATIFYING THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Principal Accounting Firm Fees

In connection with the audit of the 2010 financial statements, the Company entered into an engagement agreement with Deloitte & Touche LLP which set forth the terms by which Deloitte & Touche LLP will perform audit services for the Company.

For the fiscal years ended December 31, 2010 and 2009, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, billed NovaStar Financial for fees as follows:

	For the Fiscal Year Ended
	December 31,
	2010	2009

Audit fees(1)	$621,725	$716,001
Audit-related fees(2)	—	28,600
Total audit and audit-related fees	621,725	744,601
Tax fees(3)	487,847	398,101
All other fees(4)	2,200	—

Total	$1,111,772	$1,142,702

(1)	Audit fees consist principally of fees for the annual and quarterly reviews of the consolidated financial statements and assistance with and review of documents filed with the SEC.

(2)	Audit-related fees consist principally of fees for employee benefit plan audits and research and consulting related to financial accounting and reporting matters.

(3)	Tax fees principally include assistance with statutory filing and income tax consultations and planning.

(4)	The Company generally does not engage Deloitte & Touche LLP for “other” services. In 2010, however, the Company incurred “other” fees for its subscription to the Deloitte technical research library.

The Audit Committee has adopted a policy with respect to the pre-approval of all audit and non-audit services provided by the independent auditors. All fees paid to the independent auditors for fiscal years 2010 and 2009 were pre-approved in accordance with these policies.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, which contains audited financial statements and financial statement schedules, may be obtained without charge by visiting the Company’s website at www.novastarfinancial.com or upon written request to NovaStar Financial, Inc., Investor Relations, 2114 Central Street, Suite 600, Kansas City, Missouri 64108.

The Annual Report on Form 10-K includes a list of all exhibits thereto. The Company will furnish written copies of such exhibits upon written request therefor and payment of the Company’s reasonable expenses in furnishing such exhibits.

The Company filed the certifications of its chief executive officer and chief financial officer required under Section 302 of the Sarbanes-Oxley Act of 2002 to be filed with the SEC as exhibits to the Annual Report on Form 10-K for the years ended December 31, 2010 and 2009.

OTHER BUSINESS

The Board of Directors knows of no other matters which may be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their discretion.

STOCKHOLDER PROPOSALS OR NOMINATIONS — 2012 ANNUAL MEETING

Any stockholder proposal, including the nomination of a director, intended to be presented at the 2012 annual meeting of stockholders and included in the proxy statement and form proxy relating to such meeting, must be received at NovaStar Financial’s offices on or before January 6, 2012.

In addition, the NovaStar Financial bylaws provide that any stockholder wishing to bring any matter, including the nomination of a director, before an annual meeting must deliver notice to the Corporate Secretary of NovaStar Financial, Inc. at the Company’s principal executive offices on or before February 7, 2012.

The stockholder’s notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to servicing as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the Company’s corporate books, and of such beneficial owner and (ii) the class and number of shares of the Company’s stock which are owned beneficially and of record by such stockholder and such beneficial owner.

You may contact the Secretary of NovaStar Financial, Inc. at the Company’s principal executive offices regarding the requirements for making stockholder proposals and nominating director candidates.

ADDITIONAL INFORMATION

Incorporation by Reference

The Audit Committee Report (including the reference to the independence and financial expertise of the Audit Committee members) contained in this proxy statement is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by the Company under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such information by reference into any of these filings.

“Householding” of Proxy Materials

In December 2000, the Securities and Exchange Commission adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process is commonly referred to as “householding.”

A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you or another stockholder of record with whom you share an address wish to receive a separate Annual Report or proxy statement, we will promptly deliver it to you if you request it by writing to: NovaStar Financial, Inc., Investor Relations, 2114 Central Street, Suite 600, Kansas City, MO 64108. If you or another stockholder of record with whom you share an address wish to receive a separate Annual Report or proxy statement in the future, you may telephone toll-free 1-800-542-1061 or write to Broadridge, Attention Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker or the Company at the address provided above.

BY ORDER OF THE BOARD OF DIRECTORS

/s/  W. Lance Anderson
W. Lance Anderson
Chairman of the Board

Kansas City, Missouri
June 16, 2011

NOVASTAR FINANCIAL, INC.
2114 CENTRAL SUITE 600
KANAS CITY, MO 64108
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Novastar Financial, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	All	All	Except

The Board of Directors recommends you vote For the following.	☐	☐	☐

1.	Election of Directors
Nominees
01	Howard M. Amster	02	Barry A. Igdaloff

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

2	RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.	☐	☐	☐
NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
For address change/comments, mark here.
(see reverse for instructions)                                                                                 ☐

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement is/are available at www.proxyvote.com.

NOVASTAR FINANCIAL, INC
2114 Central Street, Suite 600
Kansas City, MO 64108
Revocable Proxy
For Annual Meeting of Stockholders-July 21, 2011
This Proxy is solicited on behalf of the Board of Directors
The undersigned stockholder of NovaStar Financial, Inc. (the “Company”) hereby appoints Rodney E. Schwatken or Brett A. Monger, and each of them, as attorneys and proxies, with full power of substitution to each, to vote all shares of stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency Crown Center Hotel, 2345 McGee Street, Kansas City, MO 64108 on Thursday, July 21, 2011 at 10:00 a.m. Central Time, and at any and all postponements or any adjournments thereof.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEE FOR DIRECTOR AND FOR THE OTHER PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side